Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of DLocal Limited of our report dated March 18, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in DLocal Limited 's Annual Report on Form 20-F for the year ended December 31, 2023.

/s/ Price Waterhouse & Co. S.R.L.

/s/ Mario Angel Julio

Partner

Buenos Aires, Argentina

January 24, 2025

Price Waterhouse & Co. S.R.L., Bouchard 557, piso 8°, C1106ABG - Ciudad de Buenos Aires

T: +(54.11) 4850.0000, www.pwc.com/ar